CONSENT

     I, Thomas Monahan, hereby consent to the use of my report in post effective amendment no. 4 to the registration statement on SB-2 of Kingsgate Acquisitions, Inc. to be filed with the Securities and Exchange Commission.

March 28, 2002

                                               /s/Thomas Monahan
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                                               Thomas Monahan CPA